EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Steven Madden, Ltd. on Form S-8 (Nos. 333-231874, 333160520, 333-138584, and 333-184564) of our report dated March 2, 2020, on our audits of the consolidated financial statements as of December 31, 2019 and for each of the years in the two year period ended December 31, 2019, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP
Iselin, New Jersey
March 16, 2021